                                                                     Exhibit 3.4

VIETNAM STATE BANK                                 SOCIALIST REPUBLIC OF VIETNAM
                                             INDEPENDENCE - FREEDOM -- HAPPINESS

No: 504/CV-QLNH                                          HA NOI, 25 January 2006

                        TO: BONG MIEU GOLD MINING COMPANY
                                 Re: gold export

     At the request of the Company in the application on gold export No
12/06-DG, Vietnam State Bank has replied as follows:

     1.  Agree to allow Bong Mieu Gold Mining Company to export 850kg (Eight hundred and fifty kilograms) doree that is produced by The Company in
         2006 for refining and selling to offshore.

     2.  Bong Mieu Gold Mining Company is only allowable to export the type of gold defined at Point 1 of this letter and shall fully implement the stipulation in the Decree 174/1999/ND-CP dated 09/12/1999 of the
         Government on Management of Gold Business, Decree 64/20003/NDCP dated
         11/6/2003 of the Government on amendment and supplementation of some articles of the Decree 174/1999/ND-CP, Circular 10/2003/TT-NHNN of
         Governor of the State Bank, Decision 1703/2004/QD-NHNN dated 28/12/2004 on amendment and suplementation of Circular 10/2003/TT-NHNN and other current stiplulations related.

     3.  This letter is effective until 31 December 2006.

                                                FOR THE GOVERNOR OF THE BANK
Distribution:
-------------                                         DIRECTOR OF FOREIGN
-  As above                                           EXCHANGE CONTROL
-  Mr Nguyen Dong Tien                                Signed and sealed
   (Governor Assistant)
-  FILE                                               TROUNG VAN PHUOC

    THE STATE BANK OF VIETNAM               SOCIALIST REPUBLIC OF VIETNAM
                                          Independence - Freedom - Happiness
       No: 102INHNN -QLNH                   -------------o0o-------------
            ----------                         Ha Noi, 05 January 2007
        Re: Gold export

                        TO: BONG MIEU GOLD MINING COMPANY
         At the request of the Company in the application on gold export No
292I06- D0 dated 06 December, 2006, the State Bank of Vietnam has replied as follows:

     1.  Agree to allow Bong Mieu Gold Mining Company to export 600kg (Six hundred kilograms) of dolt that is produced by the Company in 2007 for refining and selling abroad.

     2.  Bong Mieu Gold Mining Company is only allowable to export the type of gold defined at Point 1 of this letter and shall fully implement the stipulations on gold export management and other current regulations related.

     3.  This Letter is effective until 31 December 2007.

                                                  FOR THE GOVERNOR OF THE BANK
                                                  DIRECTOR OF FOREIGN EXCHANGE
DISTRIBUTION:                                                CONTROL
- As ABOVE                                             (Signed and sealed)
- Mr Nguyen Doug Tien (to  report) - File
                                                        TRUONG VAN PHUOC